Exhibit 5.1

July 14, 2015

Board of Directors
NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, Virginia 20190

Re: Registration Statement on Form S-1

Ladies and Gentlemen,

We have acted as counsel to NII Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder. The Registration Statement relates to the registration under the Securities Act of up to 51,295,837 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may be offered for sale by certain stockholders of the Company.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

    1.    the Registration Statement;

    2.    the Findings of Fact, Conclusions of Law and Order Confirming Pursuant to Section 1129(a) and (b) of the Bankruptcy Code the First Amended Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors, dated June 19, 2015;

    3.    the First Amended Joint Plan of Reorganization Proposed by the Debtors and Debtors in Possession and the Official Committee of Unsecured Creditors, dated June 19, 2015 (the “Plan”); and

4.    the Registration Rights Agreement, dated June 26, 2015, by and between the Company and certain stockholders of the Company who were issued shares of Company Common Stock pursuant to the Plan.

In addition, we have examined (i) such corporate records of the Company as we have considered appropriate, including copies of the Amended and Restated Certificate of Incorporation of the Company (amended and restated as of June 26, 2015), and the Fifth Amended and Restated Bylaws of the Company, effective as of June 26, 2015, certified by the Company as in effect on the date of this letter, the form of the Company’s Common Stock certificate, and copies of certain resolutions of the board of directors of the Company, certified by the Company, and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the representations and warranties of the Company made in the Documents as to factual matters and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Williams Mullen